Exhibit 99

PPL Corporation - Corporate Organization (Selected Subsidiaries)

PPL Corporation
PPL Electric Utilities Corporation
PPL Transition Bond Company, LLC
PPL Receivables Corporation
CEP Commerce, LLC
CEP Lending, Inc.
PPL Gas Utilities Corporation
PPL Services Corporation
PPL Development Company, LLC
PPL Capital Funding, Inc.
PPL Properties, Inc.
PPL Power Insurance Ltd.
PPL Energy Funding Corporation
CEP Reserves, Inc.
PPL Ventures, LLC
PPL Land Holdings, LLC
PPLSolutions, LLC
PPL Telcom, LLC
PPL Energy Supply, LLC
PPL Investment Corporation
PPL Global, LLC
PMDC Chile, Inc. (includes Emel)
PPLG US Latin America, Inc. (includes Elfec and Integra)
PPLG El Salvador (includes EC)
PMDC International Holdings, Inc. (includes WPD)
PPL EnergyPlus, LLC
PPL Synfuel Investments, LLC
PPL Somerset, LLC
Avon Lake Synfuels, LLC (limited partner interest in Tyrone Synfuels, LP)
PPL Energy Services Holdings, LLC
PPL Generation, LLC
Lower Mount Bethel Energy, LLC
PPL Brunner Island, LLC
PPL Coal Holdings Corporation
PPL Edgewood Energy, LLC
PPL Holtwood, LLC
PPL Maine, LLC
PPL Martins Creek, LLC
PPL Midwest Holdings, LLC (includes PPL University Park, LLC)
PPL Montana Holdings, LLC (includes PPL Montana)
PPL Montour, LLC
PPL Rights, Inc. (jointly owned by PPL Montour, PPL Martins Creek and PPL Brunner Island)
PPL Shoreham Energy, LLC
PPL Southwest Generation Holdings, LLC (50% owner of Griffith)
PPL Sundance Energy, LLC
PPL Susquehanna, LLC
PPL Wallingford Energy LLC